File Number 6098-263-5

State of Illinois
Office of
The Secretary of State

Whereas, ARTICLES OF INCORPORATION OF
EPAZZ, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 23RD day of MARCH A.D. 2000 and of the Independence of the United States the two hundred and 24TH.

SEAL OF THE STATE OF ILLINOIS
AUG. 26TH 1818

Jesse White
Secretary of State

C-212.3

Form **BCA-2.10** | **ARTICLES OF INCORPORATION**

(Rev. Jan. 1999)
Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
http://www.sos.state.il.us

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A's check or money order, payable to "Secretary of State."

This space for use by Secretary of State

FILED
MAR 23 2000
JESSE WHITE
SECRETARY OF STATE

SUBMIT IN DUPLICATE!

This space for use by Secretary of State

Date 3-23-00
Franchise Tax $ 25.00
Filing Fee $ 75.00
100.00
Approved: BR

1. CORPORATE NAME: Epazz, Inc.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: David M. Adler, Esq.

First Name	Middle Initial	Last name

Initial Registered Office: 1006 North Clark St. Suite 3M

Number	Street	Suite #
Chicago IL	60610	Cook
City	ZIP Code	County

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$ 0.01	10,000,000	1,500,000	$ 15,000
			TOTAL = $	15,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

MAIL TO David Adler
33 W. Huron St. #701
Chicago IL 60610

(over)

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: ______

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, ZIP

6. *OPTIONAL:* (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $______

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $______

(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $______

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $______

7. *OPTIONAL:* *OTHER PROVISIONS*

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. **NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)**

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated Feb 10, 2000
(Month & Day) *Year*

Signature and Name	Address
1. [signature] *Signature*	1. 1006 North Clark St #3M *Street*
David Adler *(Type or Print Name)*	Chicago IL 60610 *City/Town State ZIP Code*
2. ______ *Signature*	2. ______ *Street*
______ *(Type or Print Name)*	______ *City/Town State ZIP Code*
3. ______ *Signature*	3. ______ *Street*
______ *(Type or Print Name)*	______ *City/Town State ZIP Code*

(Signatures must be in **BLACK INK** on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
- The filing fee is $75.
- The **minimum total due** (franchise tax + filing fee) is **$100.**
  (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
  Illinois Secretary of State Springfield, IL 62756
  Department of Business Services Telephone (217) 782-9522 or 782-9523